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Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in Registration Statements No. 333-81862 and No. 333-60712 on Form F-3 and Registration Statements No. 333-13506 and No. 333-119475 on Form S-8 of Novartis AG of our report dated January 19, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers AG
/s/ J. G. KAISER J. G. Kaiser	/s/ D. SUTER D. Suter

Basel, January 28, 2005

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  Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM